UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 25, 2019
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CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 5.07    Submission of Matters to a Vote of Security Holders.
On September 25, 2019, Carter Validus Mission Critical REIT II, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders. At the meeting, the Company’s stockholders voted to elect seven directors to the board of directors of the Company to hold office until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualify.
Each of the seven nominees for director was elected by the Company's stockholders by the requisite vote necessary for approval, and the final voting results with respect to the proposal are set forth below:

Name of Director	For	Withheld/Abstentions	Broker Non-Votes
Michael A. Seton	67,268,649.20	2,461,733.69	—
John E. Carter	67,159,760.99	2,570,621.91	—
Robert M. Winslow	67,128,152.53	2,602,230.37	—
Jonathan Kuchin	67,067,325.25	2,663,057.64	—
Ronald Rayevich	66,919,741.75	2,810,640.14	1.00
Randall Greene	67,084,653.62	2,645,729.27	—
Roger Pratt	67,179,435.16	2,550,947.74	—

Item 8.01    Other Events.
Distributions Authorized
On April 11, 2019, the Company, Carter Validus Operating Partnership II, LP, the operating partnership of the Company, Carter Validus Mission Critical REIT, Inc. (“CVREIT”), Carter/Validus Operating Partnership, LP, the operating partnership of CVREIT, and Lightning Merger Sub, LLC, a wholly-owned subsidiary of the Company (“REIT Merger Sub”), entered into an Agreement and Plan of Merger pursuant to which CVREIT will merge with and into REIT Merger Sub (the “REIT Merger”). Provided below is information regarding the distributions declared by the board of directors (the "Board") of the Company for the period commencing on October 1, 2019 and ending on the earlier of the day immediately preceding the closing of the REIT Merger or October 31, 2019.
Class A Distributions Authorized
On September 25, 2019, the Board approved and authorized a daily distribution to the Company’s Class A stockholders of record as of the close of business on each day of the period commencing on October 1, 2019 and ending on the earlier of the day immediately preceding the closing of the REIT Merger or October 31, 2019. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001802170 per share of Class A common stock, which will be equal to an annualized distribution rate of 6.40%, assuming a purchase price of $10.278 per Class A share. The distributions declared for the record dates in October 2019 will be paid in November 2019. The distributions will be payable to stockholders from legally available funds therefor.
Class I Distributions Authorized
On September 25, 2019, the Board approved and authorized a daily distribution to the Company’s Class I stockholders of record as of the close of business on each day of the period commencing on October 1, 2019 and ending on the earlier of the day immediately preceding the closing of the REIT Merger or October 31, 2019. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001802170 per share of Class I common stock, which will be equal to an annualized distribution rate of 7.04%, assuming a purchase price of $9.343 per Class I share. The distributions declared for the record dates in October 2019 will be paid in November 2019. The distributions will be payable to stockholders from legally available funds therefor.
Class T Distributions Authorized
On September 25, 2019, the Board approved and authorized a daily distribution to the Company’s Class T stockholders of record as of the close of business on each day of the period commencing on October 1, 2019 and ending on the earlier of the day immediately preceding the closing of the REIT Merger or October 31, 2019. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001561644 per share of Class T common stock, which will be equal to an annualized distribution rate of 5.79%, assuming a purchase price of $9.840 per Class T share. The distributions declared for the record dates in October 2019 will be paid in November 2019. The distributions will be payable to stockholders from legally available funds therefor.
Class T2 Distributions Authorized
On September 25, 2019, the Board approved and authorized a daily distribution to the Company’s Class T2 stockholders of record as of the close of business on each day of the period commencing on October 1, 2019 and ending on the earlier of the day immediately preceding the closing of the REIT Merger or October 31, 2019. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001561644 per share of Class T2 common stock, which will be equal to an annualized distribution rate of 5.82%, assuming a purchase price of $9.788 per Class T2 share. The distributions declared for the record dates in October 2019 will be paid in November 2019. The distributions will be payable to stockholders from legally available funds therefor.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

Dated: September 25, 2019	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer